Exhibit 99.01

Equity Bank Announces Promotions In Commercial Banking Leadership

WICHITA, Kansas, April 1, 2016 – Equity Bancshares, Inc. (NASDAQ:EQBK), (“Equity”), the Wichita-based holding company of Equity Bank, announced that three senior lenders have been promoted to oversee commercial lending and business development in Equity Bank’s Wichita and Kansas City markets.

Mark Parman, Senior Vice President and Market President of Kansas City, will lead commercial lending for Equity Bank’s six locations in metropolitan Kansas City, and will contribute to overall bank strategy. Mr. Parman joined Equity Bank in 2012 when Equity acquired First Community Bancshares in Overland Park, Kansas. He has been in commercial lending in the Kansas City market for nearly 30 years, most recently at First Community Bank.

Jeremy Machain, Senior Vice President and Market President of Wichita, will oversee commercial relationship development and commercial lending for Equity Bank’s Wichita market, and will continue to be based at Equity’s home office at 7701 E. Kellogg. Mr. Machain joined Equity Bank in 2009 as a commercial credit analyst and was promoted to Vice President and Commercial Loan Officer at Equity Bank in 2012.

David King, Senior Lending Officer of Wichita, and Market President of West Wichita, will continue to lead Equity Bank’s commercial lending and business development efforts in the bank’s West Wichita market while contributing to overall Wichita market strategy and business development. Mr. King joined Equity Bank in 2006 as Vice President of Commercial Lending and became Market President in 2012.

“We’re proud to announce the promotions of Mark, Jeremy, and David, and to continue to rely on their leadership in our markets,” said Brad Elliott, Chairman and CEO of Equity Bancshares. “Each has proven to be a talented banker and a dedicated commercial lender, and an asset for our communities, customers and teammates in competitive metropolitan markets.”

As part of Equity’s restructuring of the Commercial Lending Division, Sam S. Pepper Jr., previous Executive Vice President and Commercial Banking President, resigned from his position effective March 31, 2016.

About Equity Bancshares, Inc. and Equity Bank

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of December 31, 2015, Equity had $1.6 billion in consolidated total assets, with 29 locations throughout Kansas and Missouri, including its corporate headquarters in Wichita, Kansas.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-

looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2016. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Contact:

John Hanley

SVP / Director of Investor Relations

913-583-8004

jhanley@equitybank.com

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